Supplier Acknowledgment

Targatek Supplier Code of Ethics, Version A.1 - HyperBrand Creative Ltd.

By signing below, the Supplier confirms that it has received and read the Targatek Supplier Code of Ethics and will comply with it. The Supplier will communicate this Code to all Supplier Personnel and approved subcontractors who perform Targatek work, and will promptly report any violation through the channels in this Code.

- [x] The Supplier has no conflicts of interest to disclose.
- [ ] The Supplier has disclosed conflicts of interest in an attached statement.
- [x] The Supplier has disclosed the AI tools it will use for Targatek work in an attached statement.
- [ ] The Supplier will use subcontractors and has requested Targatek's written consent for each.

FIELD	ENTRY
Supplier legal name	HyperBrand Creative Ltd., an Ohio limited liability company (Lakewood, Ohio)
Contract or SOW reference	HBC-TARGA-V2.0-2026, executed August 31, 2026, as amended by HBC-TARGA-V2.0-2026-A01 (Renewal Term, November 1, 2026 - January 31, 2027)
Code version acknowledged	Version A.1, as provided to the Supplier on October 30, 2026
Authorized representative	J. Kyle Moyer
Title	Founder & CEO
Signature	J .Kyle Moyer
Date	10/30/26

Supplier Personnel performing Targatek work: J. Kyle Moyer only. No subcontractors are engaged on Targatek work. The Supplier's Information Security Program and Incident Response Plan are provided with this Acknowledgment.

ATTACHMENT - AI TOOLS DISCLOSURE

This statement is the written disclosure required by the Code's section on Use of Artificial Intelligence. It lists the AI-enabled tools the Supplier uses to perform services or produce deliverables for Targatek, and how each handles Targatek information. The Supplier reviews every AI-assisted output as its own work and remains responsible for its accuracy, security, originality, and licensing. The Supplier does not use Targatek data or Targatek customer data to train, fine-tune, or improve any AI model. The Supplier will identify AI-generated content in a deliverable when Targatek asks.

TOOL	USED FOR	TARGATEK INFORMATION IT HANDLES, AND HOW
Claude (Anthropic), including Claude Code	Drafting and editing copy and documents, reviewing meeting notes and defect lists, authoring design-tool instructions, working files	Confidential-class material: designs, plans, copy, meeting transcripts, UAT findings. Used under a paid Anthropic plan on which prompts and outputs are not used to train Anthropic's models. No Restricted-class data and no Targatek customer data.
Figma, with Claude Code's Figma connection	Platform interface design; automated edits to the design file under the Supplier's direction	The TARGA design file. Figma's built-in AI features are not used on Targatek files. Edits are made by the Supplier's instructions, reviewed in the file, and reported to Targatek.
ChatGPT (OpenAI)	Drafting and research, and second-pass review of copy and documents	Confidential-class material of the same kind as above. Used on a plan with model training turned off, so conversations are not used to train OpenAI's models. No Restricted-class data and no Targatek customer data. Not connected to the design file or any Targatek system.
Claude in Chrome	Driving the UAT environment to stage demo content and capture screens for review	UAT environment only, signed in as the HBC test account, with the demo plan data defined by the Supplier. No production access.

Spelling and grammar assistance built into standard productivity software is used on document text only. Tools not used on Targatek work: any AI tool on a free or consumer tier that retains prompts for training, and any AI feature inside a messaging, note-taking, or transcription service that stores Targatek content outside the approved tools above. Meeting transcripts are produced by Targatek's own meeting tool and received from Targatek.

The Supplier will notify Targatek in writing before adding an AI tool to this list, and will provide a walkthrough of its configuration on request.

SUPPLIER

HyperBrand Creative Ltd.

J. Kyle Moyer

J. Kyle Moyer, Founder & CEO

Date: 10/30/26